ANSLOW & JACLIN, LLP	RICHARD I. ANSLOW
Counselors at Law	EMAIL: RANSLOW@ANSLOWLAW.COM

GREGG E. JACLIN
EMAIL: GJACLIN@ANSLOWLAW.COM

April 17, 2008

Combined Opinion and Consent

Guangzhou Global Telecom, Inc.

Room 1802, North Tower, Suntec Plaza,

No. 197 Guangzhou Avenue North

Guangzhou, PRC 510075

Gentlemen:

You have requested our opinion, as counsel for China VoIP & Digital Telecom, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1/A (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 21,992,000 shares of the Company’s common stock, which includes (i) 11,551,449 shares issuable upon conversion shares of our Senior Secured Convertible Note, (ii) 4,543,308 shares of the Company’s common stock issuable in connection with interest payments on our Senior Secured Convertible Note (ii) 5,897,243 shares issuable upon the exercise of the Series B Warrant that was granted in connection with the Senior Secured Convertible Note pursuant to that certain Securities Purchase Agreement.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be offered pursuant to the Registration Statement and sold by the selling shareholders have been duly authorized and shall become legally issued, fully paid and non-assessable when the notes are converted and the warrants are exercised and the underlying shares are issued.

No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By:	/s/ Anslow & Jaclin, LLP ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204, Manalapan, New Jersey 07726 Tel: (732)

409-1212 Fax: (732) 577-1188

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;heading 1;heading 2;heading 3;heading 4;heading 5;heading 6;heading 7;heading 8;heading 9;toc 1;toc 2;toc 3;toc 4;toc 5;toc 6;toc 7;toc 8;toc 9;caption;Title;Default Paragraph Font;Subtitle;Strong;Emphasis;Table Grid;Placeholder Text;No Spacing;Light Shading;Light List;Light Grid;Medium Shading 1;Medium Shading 2;Medium List 1;Medium List 2;Medium Grid 1;Medium Grid 2;Medium Grid 3;Dark List;Colorful Shading;Colorful List;Colorful Grid;Light Shading Accent 1;Light List Accent 1;Light Grid Accent 1;Medium Shading 1 Accent 1;Medium Shading 2 Accent 1;Medium List 1 Accent 1;Revision;List Paragraph;Quote;Intense Quote;Medium List 2 Accent 1;Medium Grid 1 Accent 1;Medium Grid 2 Accent 1;Medium Grid 3 Accent 1;Dark List Accent 1;Colorful Shading Accent 1;Colorful List Accent 1;Colorful Grid Accent 1;Light Shading Accent 2;Light List Accent 2;Light Grid Accent 2;Medium Shading 1 Accent 2;Medium Shading 2 Accent 2;Medium List 1 Accent 2;Medium List 2 Accent 2;Medium Grid 1 Accent 2;Medium Grid 2 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Heading;0105000002000000180000004d73786d6c322e534158584d4c5265616465722e352e3000000000000000000000060000d0cf11e0a1b11ae1000000000000000000000000000000003e000300feff090006000000000000000000000001000000010000000000000000100000feffffff00000000feffffff0000000000000000fffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffdfffffffeffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffffff52006f006f007400200045006e00740072007900000000000000000000000000000000000000000000000000000000000000000000000000000000000000000016000500ffffffffffffffffffffffffec69d9888b8b3d4c859eaf6cd158be0f000000000000000000000000d03d8cfecea0c801feffffff00000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000ffffffffffffffffffffffff0000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000ffffffffffffffffffffffff0000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000ffffffffffffffffffffffff0000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000105000000000000

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